Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, Robert J. Cox III, Chief Financial Officer of Planet Payment, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies:

(i) the Quarterly Report on Form 10-Q for the period ended September 30, 2014 of the Company (the “Report”) fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 6, 2014	By:	/s/ Robert J. Cox III
Robert J. Cox III
Chief Financial Officer